Exhibit 10.20


                       [TRANSLATED FROM FRENCH TO ENGLISH]

          ------------------------------------------------------------
                            COMMERCIAL LEASE CONTRACT
          ------------------------------------------------------------

BETWEEN THE UNDERSIGNED

1) S.A. SALAMANDRE, a public limited company with FF 3,500,000 in capital, registered in the LAON Commercial and Corporate Registry under no. B 392 188 330, with headquarters at PLESNOY - 02190 PROVISEUX,

     Represented by Mr. Herve DE VRIENDT, President and Chief Executive Officer,

                        Hereinafter called the "Lessor,"
                          THE PARTY OF THE FIRST PART,
                                       AND

2) S.A. BIOSPHERE MEDICAL, a public limited company with FF 1,000,000 in capital, registered in the PONTOISE Commercial and Corporate Registry under no. B 418 584 033, with headquarters at Zone Industrielle de Louvres - rue de la Briqueterie - 95380 LOUVRES,

     Represented by Mr. Alain BRUNIER, Chief Executive Officer, duly authorized to sign this contract by virtue of the powers conferred by Article 13 of the bylaws,

                        Hereinafter called the "Lessee,"
                          THE PARTY OF THE SECOND PART,

                    IT HAS BEEN AGREED AND DECIDED AS FOLLOWS

ARTICLE 1 / LEGAL TRANSACTION

The Lessor leases the premises designated below to the Lessee, which accepts [same], pursuant to the provisions of the Decree of September 30, 1953 and the amendments thereto.

ARTICLE 2 / DESIGNATION

The leased premises are part of the property located at: Parc des Nations - Z.I. Paris Nord II - 95700 ROISSY EN FRANCE.

Their locations on the property are as follows:


Building A - Lot no. 2b, with a surface area of 1,686 m2 which currently comprises:
                           Activity
                     --------------------      Offices
                      Storage   Mezzanine    Public areas     Total
       ------------- ---------  ---------   --------------  ----------
       Ground floor     1,030                   280 m2       1,310 m2
       1st floor                   136          240 m2         376 m2
       ------------- --------------------   --------------  ----------
            Total          1,166 m2             520 m2       1,686 m2
       ------------- -------------------------------------  ----------

A plan of said premises is appended hereto (Appendix 1).

A descriptive inventory of fixtures of said premises is appended hereto (Appendix 2).


ARTICLE 3 / TERM OF THE CONTRACT

This lease is granted and accepted for a term of nine years commencing on June 1, 2001 and ending on May 31, 2010.

By express agreement of the parties, the Lessee waives the right to cancel the lease at the end of the first and second three-year periods. It may not cancel the lease for the first time until the end of the third three-year period, then at the end of each three-year period thereafter, by notifying the Lessor at least twelve months in advance via writ.

ARTICLE 4 / INTENDED USE

The Lessee must occupy the leased premises by itself, quietly, in accordance with Articles 1728 and 1729 of the Civil Code.

In accordance with the Lessee's corporate purpose, only the following activities may be carried out:

     The manufacture, creation, study and development, sale, distribution, import, [and] export of all materials, instruments, and equipment for medical, surgical, radiological and neuroradiological, veterinary, [and] dental uses.

Said real property must, in any event, be used to carry out a commercial activity that does not adversely affect the intended purpose and nature of the leased premises.

The Lessee declares that it shall be responsible for obtaining the administrative authorizations that shall, as applicable, be necessary in order to carry out its activities in the real property, namely approvals, etc., without that in any way hindering the implementation of this contract. It agrees to comply with and execute, at its own expense and cost, risk, and peril, for the entire term of the contract, all regulations and decrees, administrative orders, or any amendments to same, all in such a manner that the Lessor is never sought out or bothered in this regard.

ARTICLE 5 / DELIVERY CONDITION

The Lessee shall take the premises in the condition in which they are in on the day on which it takes possession [of same]. It shall be deemed to have received same in good condition if it fails to prepare an inventory of fixtures, at its expense and in the presence of the Lessor or he who is duly appointed, within two weeks of taking possession of the leased premises.

ARTICLE 6 / TAKING POSSESSION

The [date on which] possession shall be taken is set at May 1, 2001 for the storage area and June 1, 2001 for the offices.

ARTICLE 7 / MAINTENANCE

The Lessee shall be responsible for all repairs pertaining to the leased premises, with the exception of those covered by Article 606 of the Civil Code.

In particular, the Lessee shall maintain and replace, if necessary, anything involving the installations for its personal use, as well as the fasteners and locks of windows, doors and shutters, plate glass, window panes, floor coverings, [and] wood trim. It shall perform repairs of damage to the leased property, whether caused by itself or by an identified or unidentified third party. All replacements shall mandatorily be identical [to the original], unless [otherwise] expressly agreed by the Lessor in advance and in writing.

The Lessee agrees that unless it has itself performed all maintenance, repair, and replacement work for which it is responsible, the Lessor may, if thirty days after sending a registered letter with return receipt requested it has been unsuccessful, except in the event of an emergency, provide said services or perform said work for and on behalf of the Lessee. The Lessee agrees to reimburse the actual cost, including all related expenses and fees, within two weeks of [receipt of] the statement which shall be sent to it by the Lessor.

The Lessee agrees to take all steps to maintain the orderliness and cleanliness of the property on which the leased premises are located and to comply with all property regulations, if any. The Lessor reserves the right to amend the latter.

The Lessee shall be liable for accidents caused by and to its equipment.

The Lessee shall take all precautions against extreme cold.

In all cases in which it becomes essential to enter the premises due to damages the source of which appears to be inside the premises, and if the Lessee cannot be contacted, the Lessor and the organization in charge of the management of the property are formally authorized to open the door of the premises with no formality other than notifying the Lessee of same as soon as possible. The Lessee agrees to give the Lessor the addresses and telephone numbers of several persons capable, in principle, of being contacted without delay. It is therefore only in case of severe damage, after attempts to call said persons and calls to a police or fire department have been unsuccessful, that the Lessor may be forced to enter the premises with witnesses in order to attempt to remedy the causes of the damage.

ARTICLE 8 / REPAIRS AND WORK ON THE PROPERTY

The Lessee shall accept the repairs, reconstructions, work to heighten buildings, and any other work that shall be performed on the property. It may not request any indemnity or rent reduction, regardless of the scope and duration of the work, provided that said duration does not exceed forty days.

The Lessee shall remove, at its expense and without delay, all formwork, signs, fittings, and decorations, as well as all installations that it has performed the removal of which shall be useful for the search for and repair of leaks of any kind, of cracks in pipes and ducts, namely after fire or infiltrations, for any renovations, and, in general, for the execution of all work.

ARTICLE 9 / ALTERATIONS AND IMPROVEMENTS BY THE LESSEE

The Lessee may not perform any demolition work, construction work, nor any change in distribution, partition work, [or] cutting of openings without the prior, written consent of the Lessor; said consent may not be refused without valid reasons.

If authorized, the work must be performed by companies with the requisite professional qualifications, subject to the prior approval of the Lessor, which may not withhold approval without valid reasons, and under the monitoring of the Lessor or of the Lessor's project manager, whose fees shall be the responsibility of the Lessee. The Lessor shall not be part of any contract between the Lessee and these companies. In the event that the scope of the work shall require a prior technical study, testing, or the approval of a consulting firm, namely in order to ensure that said work shall not affect the durability of the property that the leased premises are a part of, the fees of said firm shall be the responsibility of the Lessee.

All decorative work, improvements, and installations performed by the Lessee in the leased premises shall remain the property of the Lessor at the end of the lease without any compensation. The Lessor reserves the right to require that the premises be returned to their original condition at the expense of the Lessee.

ARTICLE 10 / FURNISHING AND OBLIGATION TO USE [THE PREMISES]

The Lessee must keep the leased premises in constant use. Furthermore, it must furnish them and fill them with materials, merchandise, and goods in a quantity and with a value sufficient to at all times ensure payment of the rent and incidentals, as well as execution of the clauses of and fulfillment of the responsibilities arising from this lease.

ARTICLE 11 / INSURANCE

The Lessor shall directly guarantee the pecuniary consequences of the civil liability that it may incur in its capacity as the owner.

The Lessor shall insure the entire complex for the cost of new construction against all risks of fire, explosion, storms, hurricane, tornado, water damage, falls of instruments for air navigation, strikes, riots and public disturbances, attacks, natural disasters, with one or more companies with a public record of solvency and shall keep said insurance in effect for the entire term of the lease.

The Lessee shall insure, with companies with a public record of solvency, for sufficient sums, fittings and improvements, including immovables by destination, its furniture, its equipment, and its merchandise against risks of fire, explosion, lightning, hurricane, storms, attacks, natural disasters and the spreading [thereof], including riots, water damage, theft, broken glass, and including damage as a result of theft, as well as [legal] actions of neighbors and third parties.

The Lessee shall take out a "civil liability" policy, for a sufficient amount, covering physical injures and guaranteeing the pecuniary consequences of said liability that it may incur as a result of physical injury, material damage, [or] consequential damage caused to third parties.

The Lessee agrees to notify the Lessor of any element or event that might increase its risks and change the premium rate applicable to the leased premises. In the event that the Lessee's activity affects the insurance terms of neighboring properties or premises, the Lessee shall pay the additional premiums pertaining to the parts of said premises or properties.

The Lessee's insurance policies must stipulate that cancellation thereof may not take effect until two weeks after notification of the Lessor by the insurers.

The certificates of the insurance policies taken out by the Lessee must be forwarded to the Lessor, either by the Lessee itself or by its consultant, and evidence of payment of the premiums must be provided.

These policies must include a clause under the terms of which the insurers agree to immediately notify the Lessor of their suspension for any reason. By express agreement, the indemnities due to the Lessee by any insurance company in the event of damage regardless of the cause, shall be allocated to the privilege of the Lessor, this lease constituting, if necessary, a transfer up to the limit of the sums that might be due to the Lessor.

The Lessee shall be obligated to give the Lessor's insurers free access to the premises in order to allow them to properly assess the risks to be covered.

The Lessee agrees to regularly check the proper operation and compliance with regulations of the installations and equipment of the leased premises and in particular the fire fighting facilities (extinguishers).

ARTICLE 12 / DUTIES AND TAXES

Independent of reimbursements that shall have to be made to the Lessor, the Lessee must pay all duties, contributions, or taxes for which it is responsible, and it must submit evidence [of payment of same] in response to any request on the part of the Lessor, particularly upon termination of the lease, one week prior to vacating the premises, regardless of the reason, and prior to any removal of goods and merchandise.

Furthermore, the Lessee must reimburse to the Lessor the property tax on the developed and undeveloped property as well as the tax on the offices pertaining to the leased premises that are the object of this lease, this reimbursement being required upon presentation of the notice of assessment by the Lessor. The amount to be reimbursed shall be calculated on a pro rata basis with respect to the length of occupation during the year. If the property tax is eliminated or replaced by a new tax, the Lessee's obligation shall continue with respect to this new tax under the same conditions. Likewise, if a new tax on the leased offices is levied on the Lessor, the Lessee shall be obligated to reimburse the Lessor upon presentation of the notice of assessment.

ARTICLE 13 / COMPLIANCE WITH ADMINISTRATIVE AND OTHER REQUIREMENTS

The Lessee must comply with all administrative requirements that govern its activity, namely those regarding waste, health, safety, [and] inspection of the work, such that the Lessor is never bothered or sought out in any manner.

If any internal regulation regarding possession or co-ownership of the property exists or exists in the future, the Lessee must comply with same, just as it must comply with any decision duly made by the co-owners meeting.

ARTICLE 14 / CLAIMS OF THIRD PARTIES OR AGAINST THIRD PARTIES

The Lessee shall be responsible, at its risks, peril, and expense, without the Lessor being sought out or bothered, for any claims made by the other occupants of the property, the neighbors, or third parties, namely with respect to noise, smells, heat or vibrations caused by it or by the equipment that belongs to it.

However, if the Lessor has to pay any sums whatsoever on account of the Lessee, the latter shall be obligated to reimburse the Lessor without delay. The Lessee shall be responsible for any damages caused by the other occupants of the property, the neighbors, or third parties, and shall file its claim directly against those responsible for these problems without the Lessor having to be sought out.

Article 15 / VISITS TO THE PREMISES

Without prejudice to the provisions of Article 7 above, the Lessee must allow the Lessor, its representatives, or its architect or project manager and all contractors or workers to enter the leased premises in order to visit, repair, or maintain the property.

In the six months prior to the expiration of the lease, the Lessee must allow the leased premises to be visited every day that is not a holiday, from 9:00 a.m. to 11: a.m. and 2:00 p.m. to 5:00 p.m., by any person authorized by the Lessor. During that same time period, it must allow the Lessor to put up a notice or sign indicating the premises are to be leased.

The same right to visit or put up a notice or sign shall exist at any time that the leased premises are put up for sale.

ARTICLE 16 / MISCELLANEOUS PROHIBITIONS

                         The Lessee is prohibited from:

- blocking or occupying the access roads or traffic lanes, parking lots, corridors and staircases, [and] in general those parts of the property not included in this lease, and from removing any object from same or storing any object in same. To this end, any storage outside the premises that is not expressly authorized by the Lessor shall be subject to a penalty, adjustable as the rent, of FF 1,500 before taxes per violation noted by the Association or the Lessor. Said penalty shall be payable after a formal notice remains without effect 48 hours after receipt;

- exhibiting any object outside of windows, doors, or exterior walls without the Lessor's approval;

- putting up a plaque or sign without the prior approval of the Lessor or putting up a previously approved plaque or sign in a place that is not the place indicated by the Lessor, and subject to strict, consistent compliance with any regulation relating thereto that is in effect;

- directly or indirectly adversely affecting the safety of the occupants or of third parties, as well as the exterior or interior appearance of the property;

-    using slow combustion equipment or equipment that produces harmful gases;

- making the floors support an overload exceeding 250 kg per square meter with respect to the upper stories and 5,000 kg per square meter with respect to the ground floor. Otherwise, the Lessee shall be liable for any problem, damage, or accident resulting therefrom;

- stocking or storing explosive or toxic products on its premises or in common areas;

- piercing, scoring, or overloading the walls and partitions, affixing loads thereto, using them as supports for heavy items, without the express prior written authorization of the Lessor.

ARTICLE 17 / METHODS OF ACCESS TO THE LEASED PREMISES

Parking vehicles in traffic areas is prohibited except for the period of time required for loading and unloading, subject to compliance with the internal regulation on possession or co-ownership of the property.

ARTICLE 18 / SECURITY

The Lessee shall be responsible for security and surveillance of its own premises. The Lessor may not in any case or under any circumstances be held liable for thefts or embezzlement that the Lessee may be a victim of at its leased premises, even if a collective security system is installed.

An individual audio, visual, or combined warning system may be installed by the Lessee only if it complies in every respect with the regulations in effect and with the express authorization of the competent authorities, authorization that must be provided to the Lessor.

ARTICLE 19 / DESTRUCTION OF THE LEASED PREMISES

If the leased premises are totally destroyed by an event that is not under the control of the Lessor, this lease shall be canceled ipso jure without any compensation.

ARTICLE 20 / INTERRUPTION OF GROUP SERVICES

The Lessor may not be held responsible for irregularities or interruptions of water, gas, [or] electricity service or any similar group service outside the property. The Lessor is not obligated to notify the Lessee of interruptions unless it has itself been warned.

ARTICLE 21 / RESTITUTION OF THE PREMISES

The Lessee must, no later than the day of the expiration of the lease, return the leased premises in a good state of tenant's repairs and of up-to-date maintenance, which shall be confirmed via an inventory of fixtures in the presence of the Lessee and Lessor, after which the Lessee shall return the keys to the Lessor. This inventory of fixtures, the date of which shall be determined by mutual agreement of the parties, shall include, if applicable, the list of repairs to be performed for the restoration. Notwithstanding the return of the keys, the lease shall remain in effect until the expiration date, the rent remaining due until that date. Failing that, the inventory of fixtures shall be drawn up on the day of the expiration of the lease. The amount of the repairs shall be drawn up by the Lessor or its representative, and paid by the Lessee to the Lessor within 10 days after the Lessee has been notified of the amount.

At the Lessor's request, the Lessee must immediately, at its expense, remove signs that it put up or the signs of its predecessor that it agreed to keep.

ARTICLE 22 / ALLOWANCE

An allowance with respect to the application of the clauses and conditions of this lease shall never, regardless of the duration or frequency of said allowance, be considered to be an amendment or elimination of certain clauses and conditions.

ARTICLE 22 bis / SUBLETTING

Subletting in whole or in part shall be allowed, provided that a written request has been submitted to the Lessor. Subletting is permitted only with the prior written consent of the Lessor.

Contrary to the above, the Lessee, as long as it shall be the primary lessee of the leased premises, may occupy or sublet the leased premises in whole or in part to any company that belongs to the same financial group as the Lessee and carries out activities similar to those of the Lessee or that are not capable of adversely affecting the marketability or durability of the leased premises. It is specified that the leased premises are indivisible, the beneficiary of a partial sublease of the leased premises having no direct rights vis-a-vis the Lessor.

Article 23 / TRANSFER

                         The Lessee is prohibited from:

- transferring possession of the leased premises to anyone, in any manner, directly or indirectly, even temporarily and free of charge and [with] precarious title;

- transferring its rights to this lease, directly or indirectly, in any form or manner whatsoever.

However, the Lessee may transfer its rights to this lease in whole to the purchaser of its business or to another company within its financial group that carries out similar activities that are not capable of adversely affecting either the marketability or durability of the leased premises. In this case, the Lessor must be invited to be present at the transfer and not at a simple reiteration of the transfer of the lease and a copy of the deed of transfer must be submitted to it to serve it as a title with respect to the transferee.

In all cases, in the event of transfer, the Lessee shall remain jointly and severally liable with its transferee and all successive transferees for payment of rent and charges due or that shall fall due, and more generally, for the execution of the conditions of this lease.

No contribution or transfer may take place if any rent and charges, duties, or taxes are owed by the Lessee, which must, prior to any contribution or transfer, provide evidence of payment in full of all duties and taxes that it owes by virtue of its operation.

ARTICLE 24 / CHARGES, SERVICES, AND TAXES

Without prejudice to the provisions of Article 12 above, the Lessee shall reimburse the Lessor its share of charges, services, and taxes, including, in particular:

     -    Cleaning of the common areas of the property;

     -    Grounds maintenance;

     - Lighting of common areas: inside areas of the property, parking areas, access roads, and traffic lanes;

     -    Consumption of cold water for the common areas;

     -    Municipal and local taxes;

     -    Maintenance of the air conditioning;

     -    Parc des Nations security.

These reimbursements shall be made to the Lessor at the same time as each rent period, via installments, the account being balanced once a year.

The installments for the first year of implementation of this lease are fixed at 13% of each rent payment.

They shall be increased in the same percentage as the rent.

The Lessee's consumption of cold water shall be invoiced as invoices are received from the concessionaire, on a pro rata basis of the divisional meter readings.

The insurance premiums due by the Lessor to cover the property for the risks of the owner shall be reimbursed by the Lessee upon submission of the premium notice.

If there is centralized collection of waste and refuse for all or some of the lessees of the complex, the cost of same shall be passed on to the Lessee. In the event there are common containers, the distribution of the cost shall be calculated on a pro rata basis based on the amount of area occupied.

ARTICLE 25 / RENT

This lease is granted and accepted for an annual rent of FF 1,030,400 before taxes and service charges, i.e., a quarterly rent of FF 257,600 before taxes and service charges.

The payments must be made quarterly to the domicile of the Lessor or any other place indicated by it, on the first [day] of each quarter. The method of payment shall be automatic transfer. The Lessee shall also pay the VAT.

ARTICLE 26 / INDEXATION OF THE RENT

The rent for the premises designated above is allocated from a sliding scale clause and proportionally to the construction cost index published quarterly by INSEE [National Institute of Economic and Statistical Information].

This sliding scale clause shall not exclude each of the parties from being able to request the adjustment of the rent under the terms of Articles 27 or 28 of the Decree of September 30, 1953. In this event, the legal, conventional, or judicial adjustment shall temporarily replace the sliding scale clause and the latter shall continue for subsequent years, the variations of the index then playing a role regarding the amount of the rent fixed, either informally or by judicial decision or in application of the legal adjustment.

The adjustment of the rent shall take place ipso jure and without any formality:

     - for the first time, on January 1, 2002, as a function of the variation between the base index and the last known INSEE construction cost index;

     - then annually, on January 1st of each year, as a function of the variation of the index considered.

The base index used to establish the initial rent stipulated above is that for the first quarter of 2000, which is 1,083.

In the event of cessation of publication or of disappearance of the index chosen prior to expiration of the lease, and if a new index has been published to replace the one currently in effect, the rent shall be ipso jure adjusted as a function of the variations of this new index. The switch from the old index to the new index shall be made using the necessary link factor. If the index chosen cannot be applied and if no other replacement index has been published, the parties agree:

     -    to replace it with a similar index chosen by them;

     - in the absence of an agreement between the parties, to choose a replacement index determined by an expert designated by the parties or, in the absence of an agreement between the parties regarding the name of this expert, designated by order of the President of the MEAUX Departmental Court ruling at the request of the most diligent party.

In all cases, the expert shall have all powers of mutual representative of the parties and his decision shall be final and without recourse.

While awaiting the expert's decision, the Lessee may not delay payment and must pay, as an installment, upon submission of the receipt, a sum equal to that paid previously, the adjustment being retroactive to the effective date of the adjustment.

ARTICLE 27 / SECURITY DEPOSIT

The  Lessor  acknowledges  that it has  received  from the  Lessee the sum of FF
257,600 before taxes (two hundred fifty-seven thousand six hundred francs) corresponding to a quarter's rent to guarantee payment of the rent, proper execution of the clauses and conditions of this lease, repairs, and sums due from the Lessee for [costs for] which the Lessor may be held responsible. Overpayments and underpayments shall be returned or paid after verification of said repairs, vacation [of the premises], return of the keys, and production by the Lessee of evidence of payment of all of its contributions, taxes or fees. It shall be kept by the Lessor as primary damages and interest and without prejudice to any others in the event of cancellation of this lease as a result of failure on the part of the Lessee to meet any of its obligations.

This security deposit shall not bear interest in favor of the Lessee.

Upon each rent adjustment, this security deposit shall be decreased or increased in such a way that it always corresponds to three months' rent before taxes.

ARTICLE 28 / CANCELLATION CLAUSE

In default of payment in whole or in part of a single rent period on the due date thereof, or of reimbursement of expenses, charges, or services incidental thereto, or of execution of any of the conditions of this lease that are mandatory, and one month after a simple order to pay or a summons containing a declaration by the Lessor of its intent to invoke this clause remains without effect, this lease shall be canceled ipso jure if deemed necessary by the Lessor, without the need to take any legal action.

If the Lessee refuses to vacate the premises, it may be evicted without delay via a simple urgent ipso jure enforceable order handed down by the President of the MEAUX Departmental Court.

Without prejudice to the provisions of the above paragraph, it is expressly agreed by the parties and the Lessee accepts without exception or reservation that:

     - in the event of total or partial nonpayment of the rent and/or charges under the terms agreed upon, the unpaid sums shall bear interest at the bank base rate plus four points for the current period from the due date to the date of actual payment, whether or not the Lessor has delivered a formal notice;

     - in the event of total or partial nonpayment of the rent and/or charges under the terms agreed upon, the Lessee must pay the Lessor intervention charges on unpaid amounts, i.e., 5% before taxes of the unpaid amounts, with a minimum of FF 500 per monthly installment wholly or partially unpaid;

     - if the Lessor is deprived of any right of occupation, does not remove from the premises all of the occupants, its manager, and/or all furniture and goods, resists any eviction order, [or] obtains by legal means delays for its departure, it must pay for each day of delay, in addition to the other charges, an irreducible conventional indemnity equal to twice the daily rent, until complete removal and return of keys, said indemnity being intended to compensate the Lessor for the damage caused by the occupation of the premises;

     - in all cases, the Lessee must reimburse to the Lessor, upon the first request, all expenses, duties, and fees incurred for any proceedings against the Lessee, its assignees, occupants, and its manager for the recovery of any rents, charges, indemnities, the execution of any of the clauses of this lease and eviction, particularly the expenses and fees of attorneys, process servers, lawyers, [and] auctioneers, without prejudice to the provisions of Article 700 of the New Code of Civil Procedure.

ARTICLE 29 / EXPENSES

No expenses.

ARTICLE 30 / FISCAL OPTION

The parties opt to make this lease subject to the VAT, the latter being paid as payments are received.

ARTICLE 31 / GUARANTEE

The Lessee furnishes a bank guarantee from a French bank, attached hereto, as security for the terms of this lease. This guarantee must always be able to cover nine months of rent and charges. The Lessor shall participate in the cost of this guarantee equal to 0.50% of the amount guaranteed.

ARTICLe 32 / ELECTION OF DOMICILE

For the execution of this lease and extensions thereof, including the delivery of all instruments, the Lessor elects the leased premise as its domicile.

                                                  Done in three copies,
                                                  one for each party
                                                  and one for recording

                                                  In Paris
                                                  On 10/19/2000
    [Initials]

                                                  [Signature]

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                                                       BIOSPHERE MEDICAL
                                            Z.I. - Rue de la Briqueterie - BP 28
                                                    95380 LOUVRES FRANCE
                                                  Tel. 33 (0)1 34 47 35 50
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